                                                                    EXHIBIT 4(c)

                        NINTH AMENDMENT TO LOAN AGREEMENT


         THIS NINTH AMENDMENT TO LOAN AGREEMENT (this "Ninth Amendment") is made and entered into as of the 21st day of March, 2002, by and among SERVICE TRANSPORT COMPANY, a Texas corporation ("Service Transport Company"), ADAMS RESOURCES EXPLORATION CORPORATION, a Delaware corporation ("Exploration"), BUCKLEY MINING CORPORATION, a Kentucky corporation ("Buckley Mining"), CJC LEASING, INC., a Kentucky corporation ("CJC"), CLASSIC COAL CORPORATION, a Delaware corporation ("Classic Coal"), ADA MINING CORPORATION, a Texas corporation ("Ada Mining"), ADA RESOURCES, INC., a Texas corporation ("Ada Resources"), and BAYOU CITY PIPELINES, INC., a Texas corporation formerly known as Bayou City Barge Lines, Inc. ("Bayou City"), each with offices and place of business at 5 Post Oak Place, 4400 Post Oak Parkway, 27th Floor, Houston, Texas 77027 (Service Transport Company, Exploration, Buckley Mining, CJC, Classic Coal, Ada Mining and Bayou City are hereinafter individually called a "Borrower" and collectively called the "Borrowers"), and BANK OF AMERICA, N.A., a national banking association (the "Lender"), successor in interest by merger to NationsBank, N.A. ("NationsBank"), which had changed its name to Bank of America, N.A., and which was the successor in interest by merger to NationsBank of Texas, N.A. (the "Original Lender").

         WHEREAS, the Borrowers and Ada Crude Oil Company ("Ada Crude Oil") (collectively referred to as the "Original Borrowers") and the Original Lender entered into that certain Loan Agreement dated October 27, 1993, which Loan Agreement was amended by that certain First Amendment to Loan Agreement dated October 27, 1994 among the Original Borrowers and the Original Lender, that certain Second Amendment to Loan Agreement dated December 29, 1995 among the Original Borrowers and the Original Lender, that certain Third Amendment to Loan Agreement dated January 27, 1997 among the Original Borrowers and the Original Lender and that certain Fourth Amendment to Loan Agreement (the "Fourth Amendment") dated September 30, 1997 among the Original Borrowers and the Original Lender (as amended, the "Original Loan Agreement"); and

         WHEREAS, the Borrowers (other than Ada Resources) and NationsBank entered into that certain Fifth Amendment to Loan Agreement dated February 2, 1999, and the Borrowers (other than Ada Resources) and Lender entered into that certain Sixth Amendment to Loan Agreement dated October 29, 1999; and

         WHEREAS, the Borrowers and the Lender entered into that certain Seventh Amendment to Loan Agreement dated March 22, 2000 (the "Seventh Amendment") and that certain Eighth Amendment to Loan Agreement dated October 27, 2000 (the "Eighth Amendment") (the Original Loan Agreement, as amended by the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment, is referred to herein as the "Loan Agreement"); and

         WHEREAS, due to the assignment of the assets and assumption of liabilities of Ada Crude Oil, it is no longer a party under the Loan Agreement; and

         WHEREAS, the Borrowers and the Lender desire to make certain amendments to the terms and provisions of the Loan Agreement, as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. The definition of "Adjusted Base Rate" in Section 1.2(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

                  "Adjusted Base Rate" shall mean the Base Rate minus one-half percent (1/2%) per annum.

         2. The definition of "Adjusted LIBOR Rate" in Section 1.2(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

                  "Adjusted LIBOR Rate" shall mean the LIBOR Rate plus two and three-quarters percent (2-3/4%) per annum.

         3. Notwithstanding any other provision to the contrary in the Loan Agreement, unless, as of the effective date of the most recent Certificate of Compliance delivered to the Lender, the Guarantor's consolidated Interest Coverage Ratio is at least 3.0 to 1.0 for the preceding twelve (12) months, both the Adjusted Base Rate and the Adjusted LIBOR Rate shall be one-fourth of one percent (1/4%) per annum higher than otherwise provided herein until delivery by the Guarantor to the Lender of a subsequent Certificate of Compliance indicating that, as of the effective date thereof, the Guarantor's consolidated Interest Coverage Ratio is at least 3.0 to 1.0 for the preceding twelve (12) months.

         4. There is added to Section 1.2 of the Loan Agreement a definition of "Permitted Intercompany Investments and Advances", which shall read as follows:

                  "Permitted Intercompany Investments and Advances" shall mean, collectively, (i) the equity investments of the Guarantor in its Subsidiaries as of December 31, 2001, which the Borrowers represent and warrant to Lender have a fair value as of such date of approximately $10,700,000.00, and (ii) up to an additional $4,500,000.00 of Debt payable by Guarantor or any Subsidiary of Guarantor to Guarantor or any Subsidiary of Guarantor.

         5. The first sentence of Section 1.3(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

         The Lender, during the period from the date of the Ninth Amendment through October 29, 2003, subject to the terms and conditions of this Agreement, agrees (i) to make loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $10,000,000.00 or the amount of the Tranche A Borrowing Base and (ii) to make additional loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $7,500,000.00 or the amount of the Tranche B Borrowing Base.

         6. The fourth and fifth sentences of Section 1.3(b) of the Loan Agreement are deleted in their entirety, and the following is substituted in their place:

         Commencing October 31, 2003, a principal payment shall made on each Note on the last day of each October, January, April and July in an amount equal to one-twelfth (1/12th) of the principal amount outstanding under such Note at the close of Lender's business on October 29, 2003. All unpaid principal and accrued and unpaid interest on the Notes shall be due and payable on or before October 29, 2006.

         7. There is added to the end of Section 4.1 of the Loan Agreement the following:

         In addition to the foregoing, the Guarantor and its Subsidiaries shall be entitled to make Permitted Intercompany Investments and Advances. Any payee of any Permitted Intercompany Investment and Advance shall be entitled to subordinate its right to payment owed to it by any Subsidiary (other than a Borrower) so long as the subordination agreement evidencing such subordination


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         permits payment of such Permitted Intercompany Investment and Advance so long as there is no event of default (after the passage of any applicable notice and cure period) in the documents evidencing the indebtedness of such Subsidiary to the lender (the "Senior Lender") requesting such subordination agreement.

         8. Clauses (b), (c) and (d) of Section 4.3 of the Loan Agreement are deleted in their entirety, and the following is substituted in their place:

         (b) the Guarantor and its Subsidiaries may make Permitted Intercompany Investments and Advances, and (c) the Guarantor may make the loan permitted by the terms of Section 4.8 of this Agreement.

         9. Section 4.7(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

                  (a) their and the Guarantor's consolidated Net Worth to be less than the sum of (i) $31,357,000.00 plus (ii) fifty percent (50%) of the positive consolidated net income of the Guarantor and the Borrowers during each fiscal year, commencing with the fiscal year ending December 31, 2002, plus (iii) seventy-five percent (75%) of the net amount received by the Guarantor upon any sale, issuance or exchange by the Guarantor of any of its capital stock or rights to acquire such capital stock;

         10. Section 4.7(d) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

                  (d) their and the Guarantor's consolidated Interest Coverage Ratio to be less than 2.0 to 1.0 as of June 30, 2002, or any time prior to such date, to be less than 2.5 to 1.0 as of September 30, 2002, or to be less than 3.0 to 1.0 as of December 31, 2002 or any time thereafter.

         11. There is added to the end of Section 4.7 of the Loan Agreement the following paragraph:

         Notwithstanding the definition of "Interest Coverage Ratio", for purposes of the calculation of Guarantor's consolidated Interest Coverage Ratio (1) for the period ended March 31, 2002, such calculation shall be made using net income before interest expense and taxes, and interest expense, including interest which may be required to be capitalized, for the month of March, 2002, (2) for the period ending June 30, 2002, such calculation shall be made using net income before interest expense and taxes, and the interest expense, including interest which may be required to be capitalized, for the preceding six
         (6) months, and (3) for the period ending September 30, 2002, such calculation shall be made using net income before interest expense and taxes, and interest expense, including interest which may be required to be capitalized, for the preceding nine (9) months. Commencing with respect to the period ended December 31, 2002, such covenant shall be calculated utilizing the definition of "Interest Coverage Ratio" set forth in this Agreement.

         12. There is added to Section 5.1 of the Loan Agreement an additional Event of Default, which shall be added as Section 5.1(i) and which shall read as follows:

                  (i) the occurrence of any event of default (after the passage of any applicable notice and cure period) under any document evidencing the indebtedness of any Subsidiary to a Senior Lender.


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         13. The Borrowers and Lender hereby agree that, from and after the date of this Ninth Amendment, the Tranche A Borrowing Base shall be $4,000,000.00, until the time of the next redetermination thereof pursuant to the terms of the Loan Agreement.

         14. The Borrowers have requested certain waivers under the Loan Agreement and, subject to the following terms and conditions, the Lender has agreed to make such waivers. The Borrowers represent to the Lender that advances in the aggregate approximate amount of $27,273,147 were made by Gulfmark to the Guarantor and then subsequently advanced by the Guarantor to or for the benefit of Adams Resources Marketing, Ltd. To the extent such advances by the Guarantor would be deemed to be loans in or advances made by the Guarantor to a Subsidiary other than a Borrower, the same may have resulted in a violation of Section 4.1 of the Loan Agreement. To the extent such violation occurred, the Lender hereby agrees to waive the requirements of Section 4.1 of the Loan Agreement with respect to such transactions. This waiver is applicable only to the loans and advances described in this paragraph and does not waive the requirements of
Section 4.1 of the Loan Agreement with respect to any other transaction. Lender further agrees to waive the Borrowers' non-compliance with the requirements of
Section 4.7(d) of the Loan Agreement with respect to the period ended December 31, 2001. This waiver is applicable only to such period and does not waive the requirements of Section 4.7(d) of the Loan Agreement with respect to any other period.

         15. The closing of the transactions contemplated by this Ninth Amendment is subject to the satisfaction of the following conditions:

                  (a) All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell LLP, counsel to the Lender;

                  (b) The Lender shall have received a fully executed copy of this Ninth Amendment and a Notice as to Written Agreement; and

                  (c) The Lender shall have received an executed copy of resolutions of the Board of Directors of each of the Borrowers and the Guarantor, in form and substance satisfactory to the Lender, authorizing the execution, delivery and performance of this Ninth Amendment and all documents, instruments and certificates referred to herein.

         16. Each of the Borrowers hereby reaffirms each of its representations, warranties, covenants and agreements set forth in the Loan Agreement with the same force and effect as if each were separately stated herein and made as of the date hereof. Except as amended hereby, the Loan Agreement shall remain unchanged, and the terms, conditions and covenants of the Loan Agreement shall continue and be binding upon the parties hereto.

         17. Each of the Borrowers hereby agrees that its liability under any and all documents and instruments executed by it as security for the Indebtedness (including, without limitation, the Mortgages, the Security Agreements, the Collateral Assignment and the Pledges) shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Ninth Amendment or any of the instruments or documents referred to herein, except as specifically set forth herein or therein, that all of such documents and instruments are hereby renewed, extended, ratified, confirmed and carried forward by the Borrowers in all respects, that all of such documents and instruments shall remain in full force and effect and are and shall remain enforceable against the Borrowers in accordance with their terms and that all of such documents and instruments shall cover all indebtedness of the Borrowers to the Lender described in the Loan Agreement as amended hereby.


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         18. Each of the terms defined in the Loan Agreement is used in this
Ninth Amendment with the same meaning, except as otherwise indicated in this Ninth Amendment. Each of the terms defined in this Ninth Amendment is used in the Loan Agreement with the same meaning, except as otherwise indicated in the Loan Agreement.

         19. THIS NINTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, SUBJECT TO, AND SHALL BE CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         20. THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                       SERVICE TRANSPORT COMPANY


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       ADAMS RESOURCES EXPLORATION
                                       CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       BUCKLEY MINING CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       CJC LEASING, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


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

                                       CLASSIC COAL CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       ADA MINING CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       ADA RESOURCES, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       BAYOU CITY PIPELINES, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       BANK OF AMERICA, N.A.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


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

         Guarantor joins in the execution of this Ninth Amendment to evidence that it hereby agrees and consents to all of the matters contained in this Ninth Amendment and further agrees that (i) its liability under that certain Guaranty Agreement dated October 27, 1993, executed by Guarantor for the benefit of the Lender, as the same may be amended or modified from time to time (the "Guaranty") shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Ninth Amendment or any of the instruments or documents referred to herein by the parties hereto, except as specifically set forth herein or therein, (ii) the Guaranty is hereby renewed, extended, ratified, confirmed and carried forward in all respects, (iii) the Guaranty is and shall remain in full force and effect and is and shall remain enforceable against Guarantor in accordance with its terms and (iv) the Guaranty shall cover all indebtedness of the Borrowers to the Lender described in the Loan Agreement as amended hereby.

                                       ADAMS RESOURCES & ENERGY, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


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